AMENDMENT AND WAIVER
                                       to
                                CREDIT AGREEMENT


          AMENDMENT  AND  WAIVER  dated  as of  June  4,  1998  between  V  BAND
CORPORATION, a New York corporation (the "Borrower") and NATIONAL BANK OF CANADA, NEW YORK BRANCH (the "Bank").

                                    RECITALS

          A. The Borrower and the Bank are party to the Credit Agreement dated as of May 28, 1997 (as heretofore amended, the "Credit Agreement"), pursuant to which the Bank agreed to extend credit to the Borrower in the form of revolving loans and letters of credit upon the terms and subject to the conditions set forth in the Credit Agreement.

          B. The Borrower has advised the Bank that it was not in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement on April 30, 1998 (the "Financial Covenant Violations") and has requested that the Bank waive the resulting Events of Default.

          C. The Borrower has requested that the Bank permit it to borrow under the Credit Agreement overadvances of up to $400,000 in the aggregate and allow such overadvances to remain outstanding through August 17, 1998.

          D. The Bank is willing to waive the Events of Default resulting from the Financial Covenant Violations and to permit such overadvances, subject to the terms and conditions set forth below.

          ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings given to them in the Credit Agreement, as amended hereby. In addition, the following terms shall have the following meanings:

          "Credit Agreement" shall have the meaning specified in Recital A hereto.

          "Amendment Date" shall have the meaning specified in Section 7 hereof.

          2. Amendments to Credit Agreement.

          (a) The definition of the term  "Borrowing  Base" set forth in Section
1.1 of the Credit Agreement (Defined Terms) is hereby amended in its entirety to read as follows:

          "Borrowing Base": at any time, an amount equal to the sum of:

                  (i) up to the A/R Advance Rate of the aggregate amount of the Eligible Accounts at such time; plus

                  (ii) up to the lesser of (x) 40% of the aggregate value (at the lower of cost or market value) at such time of Eligible Inventory or (y) the Inventory Cap in effect at such time; plus

                  (iii) up to the Permitted Overadvance Amount.

          For purposes of this definition, (a) the terms "A/R Advance Rate" and "Inventory Cap" mean, during each period specified below, the A/R Advance Rate and Inventory Cap set forth below opposite such period:

                      From                        To                 A/R Advance Rate           Inventory Cap
                      ----                        --                 ----------------           -------------
                  Closing Date              February 8, 1998               85.00%                  $750,000

                  February 9, 1998          March 8, 1998                  82.50%                   740,000

                  March 9, 1998             April 5, 1998                  80.00%                   730,000

                  April 6, 1998             May 3, 1998                    77.50%                   720,000

                  May 4, 1998               May 30, 1998                   75.00%                   710,000

                  June 1, 1998              June 28, 1998                  72.50%                   700,000

                  June 29, 1998             and thereafter                70.00%                    690,000

          and (b) the term "Permitted Overadvance Amount" means (x) during the period commencing on June 4, 1998 and ending on August 17, 1998, Four Hundred Thousand Dollars ($400,000) and (y) thereafter, $0.00.

          (b) Section 7.1 (Financial Covenants) of the Credit Agreement is hereby amended in its entirety to read as follows:

          7.1 Financial Covenants. The Borrower hereby covenants and agrees that so long as the Commitment remains in effect or any Letter of Credit remains outstanding and until the payment in full of the Obligations and the complete performance of all of the Borrower's other obligations hereunder and under the other Loan Documents, unless the Bank shall otherwise consent in writing, the Borrower shall not:

          (a) Permit its Consolidated EBITDA for any fiscal quarter specified below to be less than the amount set forth below for such fiscal quarter:

           Fiscal Year Ending      First Quarter         Second Quarter         Third Quarter         Fourth Quarter
           ------------------      -------------         --------------         -------------         --------------
           October 31, 1997       Not Applicable            $228,000               $225,000               $456,000

           October 31, 1998       ($2,000,000)              ($50,000)             ($500,000)             ($200,000)

           October 31, 1999       $185,000                  $438,000               $438,000               $690,000

          (b) Permit its Leverage Ratio for any fiscal quarter specified below to exceed the ratio set forth below for such fiscal quarter:

           Fiscal Year Ending     First Quarter         Second Quarter          Third Quarter         Fourth Quarter
           ------------------     -------------         --------------          -------------         --------------
           October 31, 1997         0.60:1.00              0.60:1.00              0.60:1.00              0.60:1.00

           October 31, 1998         2.75:1.00              2.75:1.00              5.00:1.00              5.00:1.00

           October 31, 1999         0.45:1.00              0.45:1.00              0.45:1.00              0.45:1.00

          (c) Permit its Consolidated Tangible Net Worth as at the end of any fiscal quarter specified below to be less than the amount set forth below for such fiscal quarter:

           Fiscal Year Ending     First Quarter         Second Quarter          Third Quarter         Fourth Quarter
           ------------------     -------------         --------------          -------------         --------------
           October 31, 1997        $11,655,000            $11,868,000            $12,053,000            $12,469,000

           October 31, 1998        $ 3,500,000            $ 3,500,000            $ 1,500,000            $ 1,500,000

           October 31, 1999        $13,693,000            $14,096,000            $14,449,000            $15,157,000

          (d) Permit its Interest Coverage Ratio to be less than 5.00 to 1.00 for any Calculation Period ending after October 31, 1998.

          (e) Permit its Current Ratio to be (i) less than 2.50 to 1.00 as at the end of any fiscal quarter of its fiscal year ending October 31, 1997, (ii) less than 1.00 to 1.00 as at the end of any fiscal quarter of its fiscal year ending October 31, 1998, or (iii) less than 3.00 to 1.00 as at the end of any fiscal quarter ending thereafter.

          (c) All references in the Credit Agreement to "this Agreement" or such words as "hereof", "herein", "hereto" or "hereunder" shall be deemed to be references to the Credit Agreement as amended by this Amendment.

          3 Reaffirmation of Obligations. The Borrower hereby acknowledges and confirms to the Bank (a) that the amendments and modifications to the Credit
Agreement made pursuant hereto shall not affect or impair in any way the validity, binding effect or enforceability of any Loan Document to which the Borrower is a party or of any liens or security interests granted to the Bank thereunder, or the Borrower's obligations or the Bank's rights and remedies thereunder and (b) that the Loan Documents to which the Borrower is a party, any liens and security interests granted to the Bank thereunder, and the Borrower's obligations and the Bank's rights and remedies thereunder shall continue in full force and effect, notwithstanding such amendments and modifications.

          4 Waivers. The Bank hereby waives the Events of Default resulting from the Financial Covenant Violations. The foregoing waiver shall be limited precisely as drafted, shall be effective only for the dates and periods specified therein and for no subsequent date or period, and shall not amend or modify, or constitute a waiver of, any other term or provision of the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect.

          5 Amendment Fee. As consideration for the amendment of the Credit Agreement as provided herein and the waivers set forth herein, the Borrower shall pay to the Bank on or before the Amendment Date a fee (the "Amendment Fee") in the amount of $15,000, which fee shall be nonrefundable and shall be deemed earned when paid.

          6 Representations and Warranties. The Borrower hereby represents and warrants to the Bank that (a) it has full power and authority to execute and deliver this Amendment, (b) this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, (c) the Borrower's execution and delivery of this Amendment, and its performance of this Amendment and of the Credit Agreement as amended hereby, have been duly authorized by all requisite action of the Borrower and do not require the approval of its shareholders, (d) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement as amended hereby do not and will not (i) violate the Borrower's Certificate of Incorporation or By-Laws or any law or regulation applicable to the Borrower,
(ii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected, (iii) violate any order of any court, tribunal or governmental agency binding upon the Borrower or its properties, (iv) result in the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower, or (v) require any license, consent or approval of any governmental agency or regulatory authority or any other third party.

          7 Conditions Precedent. This Amendment and Waiver shall become effective on the date (the "Amendment Date") on which each of the following conditions precedent shall have been satisfied or waived:

          (a) The Borrower and the Bank shall have executed and delivered counterpart originals or facsimiles hereof;

          (b) The Bank shall have received payment in full of the Amendment Fee;

          (c) The Borrower shall have executed and delivered to the Bank UCC financing statements in form, substance and number sufficient for filing in all offices specified by the Bank; and

          (d) All legal, documentary and other matters in connection with this Amendment and the transactions contemplated hereby shall be satisfactory to the Bank and its counsel.

          The amendments to the Credit Agreement set forth in Section 2 hereof and the Waiver set forth in Section 5 hereof shall become effective automatically on the Amendment Date, without the need for any further action by any party hereto.

          8 Miscellaneous.

          (a) THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          (b) Except as expressly amended hereby, all terms and conditions of the Credit Agreement and the other Loan Documents, and all rights of the Bank and obligations of the Borrower thereunder and under all related documents, shall remain in full force and effect. Without limiting the generality of the foregoing, nothing herein contained shall be deemed to increase the Commitment.

          (c) The Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of outside counsel to the Bank) incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and Waiver and all related documents, whether or not the transactions contemplated hereby are consummated.

          (d) This Amendment and Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Amendment and Waiver by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

                    [SIGNATURE PAGE TO AMENDMENT AND WAIVER]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.


                                    V BAND CORPORATION



                                    By:  /s/ Robert O. Riiska
                                         --------------------
                                          Name:Robert O. Riiska
                                          Title:Chief Financial Officer

                                    NATIONAL BANK OF CANADA, NEW YORK BRANCH



                                    By:  /s/ Gaetan R.Frosina
                                         --------------------
                                          Name:Gaetan R. Frosina
                                          Title:Vice President


                                    By:  /s/ J. Michael Smith
                                         --------------------
                                          Name:J. Michael Smith
                                          Title:Vice President